Exhibit 10.5

FIRST AMENDMENT

TO

SUBURBAN PROPANE RETIREMENT SAVINGS & INVESTMENT PLAN

Pursuant to Article XI of the Suburban Propane Retirement Savings & Investment Plan effective January 1, 2013, said Plan is amended, effective as of January 1, 2015, as follows:

FIRST:Article VI  of the Plan is restated in its entirety, as attached hereto.

SECOND:In all other respects, the Plan is ratified and approved.

IN WITNESS WHEREOF, the duly authorized Members of the Benefits Administration Committee have adopted this amendment this ____ day of _________________, 2015.

Michael M. Keating	Steven C. Boyd

A. Davin D’Ambrosio	Sandra N. Zwickel

Michael Kuglin	Mark Weinberg

ARTICLE VI ‑ COMMENCEMENT OF BENEFITS

6.01 General:  Subject to the provisions of Section 6.02, unless the Participant elects otherwise, distribution of each Participant’s benefits shall begin not later than the 60th day following the close of the Plan Year in which the latest of the following occurs:

(a) The Participant attains age 65 or his Normal Retirement Age, if earlier,

(b) There occurs the 10th anniversary of the Participant’s Date of Participation, or

(c) The Participant terminates his employment with the Employer.

Notwithstanding the foregoing, the failure of a Participant and/or his spouse, if spousal consent is required, to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of such benefit.

6.02 Required Commencement Date:  As to any Participant who is a Five Percent Owner, as defined in Section 1.16, during the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, distribution of benefits shall begin not later than the first day of April following the calendar year in which the Participant attains age 70-1/2, which date shall be the Participant’s “required commencement date.”  Once distribution has begun to a Five Percent Owner pursuant to this Section 6.02, such distribution must continue even if the Participant ceases to be a Five Percent Owner in a subsequent year.

Except with respect to a Participant who is a Five Percent Owner and except as provided in Section 6.03, distribution of benefits shall begin not later the first day of April of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2, or the calendar year in which the Participant retires, which date shall be the Participant’s “required commencement date.”

6.03 TEFRA Section 242(b)(2) Election:  Notwithstanding the foregoing, if the Participant had accrued a benefit under the plan as of December 31, 1983, and executed a distribution designation (“Section 242(b)(2) election”) prior to January 1, 1984, the Trustee shall distribute the Participant’s benefits in accordance with the commencement date specified in that designation, provided that the distribution designation specifies the time at which distribution will commence, the period over which distributions will be made, and, in the case of a distribution by reason of death, the beneficiaries of the Participant, listed in order of priority, and provided, further, that such designation has not been revoked or modified after December 31, 1983.  For purposes of the foregoing and except as otherwise provided by law, such a distribution designation shall not be deemed to have been modified except by affirmative action by the Participant.

If any designation to which Section 6.03 refers is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations issued thereunder.  If such a designation is revoked subsequent to the date which otherwise would have been the Participant’s required commencement date, the Trustee must distribute, by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been distributed, but for the Section 242(b) designation, in order to satisfy Code Section 401(a)(9) and the regulations issued thereunder.  The mere substitution or addition of a beneficiary under the designation will not be considered to be a revocation of the designation, provided that such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly, such as by altering the relevant measuring life.

6.04 Required Minimum Distributions:

(a) General Rules:  The provisions of this Section 6.04 will apply for purposes of determining required minimum distributions for calendar years beginning after December 31, 2002, and will be applied in accordance with the Treasury regulations under Code Section 401(a)(9); provided, however, that distributions may be made, pursuant to Section 6.03, in accordance with a valid Section 242(b)(2) election.  Distribution of the Participant's entire interest will be made or commenced no later than the Participant's required commencement date, as provided in Section 6.02.

(b) Death of Participant Before Distributions Begin:  If the Participant dies before distributions begin, distribution of the Participant's entire interest will be made or commenced as follows:

(i) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(ii) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, and, the amount payable to each beneficiary will be distributed, at the election of that beneficiary, either (A) by December 31 of the calendar year containing the fifth anniversary of the Participant's death  or (B) over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary.

(iii) If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.04(b), other than Section 6.04(b)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section 6.04(b) and Section 6.04(e), unless Section 6.04(b)(iv) applies, distributions are considered to begin on the Participant's required beginning date. If Section 6.04(b)(iv)  applies, distributions are considered to begin on the date on which the Plan is required to begin making distributions to the surviving spouse under Section 6.04(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date on which the Plan is required to begin making distributions to the surviving spouse under section 6.04(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c) Forms of Distribution:  Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections 6.04(d) and 6.04(e). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and applicable Treasury regulations.

(d) Required Minimum Distributions During Lifetime of Participant:  During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(ii) if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)‑9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

The required minimum distributions, as determined in accordance with this Section 6.04(d), shall begin with the first distribution calendar year and continue through the distribution calendar year that includes the Participant's date of death.

(e) Required Minimum Distributions After Death of Participant:

(i) Death On or After Date Distributions Begin:

(A) Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(1) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year,

(2) If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death, using the surviving spouse's age as of the spouse's birthday in that year.  For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(3) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B) No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin:

(A) Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in section 6.04(e)(i).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before the Plan is required to begin making distributions to the surviving spouse under Section 6.04(b), this Section 6.04(e)(ii) will apply as if the surviving spouse were the Participant.

(f) Definitions:  For purposes of applying the required minimum distribution provisions of this Section 6.04:

(i) “Designated Beneficiary” shall mean the individual who is designated as the beneficiary under Article VII of the plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)‑1, Q&A‑4, of the Treasury regulations.

(ii) “Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required commencement date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are to begin under section 6.04(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required commencement date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required commencement date occurs, will be made on or before December 31 of that distribution calendar year.

(iii) “Life Expectancy” shall mean life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)‑9 of the Treasury regulations.

(iv) “Participant's Account Balance” shall mean the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year), increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year, if distributed or transferred in the valuation calendar year.

(g) 2009 Required Minimum Distributions:  A Participant or Beneficiary to whom a required minimum distribution for 2009 would have been required in accordance with this Section 6.04 but for the enactment of Code Section 401(a)(9)(H) (“2009 Required Minimum Distributions”) and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 Required Minimum Distributions or (2) one or more payments in a series of substantially equal distributions (that include the 2009 Required Minimum Distributions) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least ten years (“Extended 2009 Required Minimum Distributions”) will not receive those 2009 Required Minimum Distributions unless the Participant or Beneficiary affirmatively elects, after having been given an opportunity to do so, to receive such distributions.   For purposes of the direct rollover provisions of Section 7.07, 2009 Required Minimum Distributions and Extended 2009 Required Minimum Distributions will be treated as eligible rollover distributions.

6.05 Cash-Out Distribution:  Subject to the Direct Rollover provisions of Article VII, the Committee shall make distribution, in advance of the date provided in Section 6.01 and as provided in this Section 6.05, to a Participant whose employment with the Employer has been terminated for reasons other than death, provided that the distribution is made in a lump sum, consists of the Participant’s entire account (exclusive of any accumulated deductible employee contributions, within the meaning of Code Section 72(o)(5)(B), for Plan Years beginning prior to January 1, 1989), and satisfies the following terms and conditions:

(a) If the Participant’s account is valued at $1,000 or less, the Committee shall direct the immediate distribution of such account.

(b) If the Participant’s account is valued in excess of $1,000 but not in excess of $5,000, and unless the Participant elects to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution in a lump sum payment, in accordance with Section 6.05, such cash-out distribution shall be transferred, for the benefit of the Participant, by direct rollover to an individual retirement plan designated by the Committee.

(c) If the Participant’s account exceeds $5,000.00, the Participant must consent to the cash-out distribution in writing.  In addition, as to any cash-out distribution for which written consent of the Participant is required, as provided in this Section 6.05(c), if a Participant’s account is subject to provisions requiring distribution in the form of a qualified joint and survivor annuity or qualified pre-retirement survivor annuity pursuant to Article VII of this Plan, the Participant’s spouse, if any, must consent to such a cash-out distribution in writing as provided in Article VII.  With respect to cash-out distributions made to a Participant as to whom the qualified joint and survivor annuity provisions of Article VII do not apply, if the value of the Participant’s vested account balance derived from Employer and employee contributions either exceeds $5,000.00 or is a remaining payment under a selected optional form of payment that exceeded $5,000.00 at the time the selected payment began, the Participant must consent to the distribution.

(d) The value of the Participant’s account shall be determined in accordance with the provisions of Section 5.05.

(e) A cash-out distribution or transfer in accordance with this Section 6.05 shall be made as soon as administratively feasible, subject to the customary procedures of the Committee, following the date on which the Participant’s employment terminates, which date shall be deemed to be the Participant’s benefit entitlement date for purposes of Section 5.05.

6.06 Distribution Pursuant to a Qualified Domestic Relations Order:  Notwithstanding any other provision of this Plan, the Trustee may make a distribution at any time as directed pursuant to a domestic relations order, which has been determined to be a Qualified Domestic Relations Order under Article XV of this Plan, to an alternate payee without regard to whether the Participant has separated from service with the Employer or has attained the earliest retirement age under the Plan.